Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and
2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

      Job Warshaw

      President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2014-UBS2

COMM 2014-UBS2 Mortgage Trust Commercial Mortgage Pass-Through Certificates

Deutsche Bank

Deutsche Bank National Trust Company

MBS Trust Administration

Alternate & Structured Finance Services

1761 E. St. Andrew Place

Santa Ana CA 92705

Gisselle Picard

Deutsche Bank

1761 E. St. Andrew Place

Santa Ana CA 92705

Melissa Rossiter

Deutsche Mortgage & Asset Receiving Corporation

do Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York NY 10281

Anna H. Glick

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

Att: COMM 2014-UBS2 - Surveillance Manager

New York NY 10022

David Rodgers

Park Bridge Lender Services LLC
Aft: COMM 2014-UBS2

560 Lexington Avenue, 17th Floor
New York NY 10022
Group

Park Bridge Lender Services LLC

Cadwalader, Wickersham & Taft LLP

200 Liberty Street
New York NY 10281
Patrick T. Quinn

U.S. Bank, National Association

US Bank Global Structured Finance

MK-IL-SL7R

190 S. LaSalle St., 7th Floor

Chicago IL 60603
Edward Przybycien